UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 13, 2017

INTELLIGENT CLOUD RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202294	N/A
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8717 N. Mattox Rd. Apt C198

Kansas City, MO 64154

(Address of principal executive offices)

(647) 478-6385

 (Registrant's telephone number, including area code)

      N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2017, Christopher Pay accepted the appointment by the Board of Directors of Intelligent Cloud Resources, Inc. (the “Company”) as a member of the Board of Directors. On February 13, 2017, the Board of Directors of the Company resolved to appoint Mr. Pay as a member to the Board of Directors of the Company.

From 2015 to present, Mr. Pay acted as Chief Executive Officer of Mobile Lads Corporation in Toronto, CA. Here, he positioned a unique residual income “instant access mobile“ product from inception to launch. Prior to that, Mr. Pay acted as Chief Executive and Managing Director at Pay Fones, in London, UK, from 2008-2015. While there, he Signed licencing deal with Land Rover to produce the world’s first Land Rover S1 mobile phone. These were ultra-rugged performance handsets sold into carriers, retail and distributors. While Mr. Pay was there, Pay Fones’ sales topped 700,000 units.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resolutions for appointment of officer

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 16, 2017

Intelligent Cloud Resources, Inc.

/s/ Fatima Khan
By: Fatima Khan
Title: Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Resolutions for appointment of officer

4